Notice of
                                                  1999
                                             Annual Meeting
                                             of Stockholders
                                                  and
                                             Proxy Statement








Montgomery Street
Income Securities, Inc.                      MONTGOMERY [LOGO]

101 California Street, Suite 4100            MONTGOMERY STREET
                                          INCOME SECURITIES, INC.
San Francisco, California 94111
(415) 981-8191



MSFCM-PS-99

 MONTGOMERY [LOGO]

MONTGOMERY STREET                              101 California Street, Suite 4100
INCOME SECURITIES, INC.                                  San Francisco, CA 94111

                                                                  May 28, 1999

To the Stockholders:

     The Annual Meeting of Stockholders of Montgomery Street Income Securities, Inc. (the "Company") is to be held at 10:00 a.m., pacific time, on Thursday, July 8, 1999 at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California. A Proxy Statement regarding the meeting, a proxy card for your vote at the meeting and an envelope -- postage prepaid -- in which to return your proxy are enclosed.

     At the Annual Meeting the stockholders will elect the Company's Directors, consider the ratification of the selection of Ernst & Young LLP as the Company's independent auditors and consider the approval of the continuance of the Management and Investment Advisory Agreement between the Company and Scudder Kemper Investments, Inc. ("Scudder Kemper" or the "Investment Manager"). In addition, the stockholders present will hear a report on the Company. There will be an opportunity to discuss matters of interest to you as a stockholder.

     Your Directors recommend that the stockholders vote in favor of each of the foregoing matters.

Respectfully,


/s/James C. Van Horne                               /s/John T. Packard
James C. Van Horne                                  John T. Packard
Chairman of the Board                               President

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STOCKHOLDERS  ARE  URGED TO SIGN  THE  PROXY  CARD  AND MAIL IT IN THE  ENCLOSED
POSTAGE-PREPAID ENVELOPE SO AS TO ENSURE A QUORUM AT THE MEETING. THIS IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.
--------------------------------------------------------------------------------

                    MONTGOMERY STREET INCOME SECURITIES, INC.

                    Notice of Annual Meeting of Stockholders

To the Stockholders of
Montgomery Street Income Securities, Inc.:

     Please take notice that the Annual Meeting of Stockholders of Montgomery Street Income Securities, Inc. (the "Company") has been called to be held at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California on Thursday, July 8, 1999 at 10:00 a.m., pacific time, for the following purposes:

              (1) To elect five Directors of the Company to hold office until the next Annual Meeting or until their respective successors shall have been duly elected and qualified.

              (2) To ratify or reject the action taken by the Board of Directors in selecting Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1999.

              (3) To approve or disapprove the continuance of the Management and Investment Advisory Agreement between the Company and Scudder Kemper.

     Those present and the appointed proxies will also transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the shares of common stock of the Company at 5:00 p.m., eastern time, on May 13, 1999 are entitled to vote at the meeting or any adjournments thereof.

                                             By order of the Board of Directors,
May 28, 1999                                 Maureen E. Kane, Secretary


--------------------------------------------------------------------------------
IMPORTANT -- We urge you to sign and date the enclosed proxy card and return it in the enclosed addressed envelope which requires no postage and is intended for your convenience. Your prompt return of the enclosed proxy card may save the Company the necessity and expense of further solicitations to ensure a quorum at the Annual Meeting. If you can attend the meeting and wish to vote your shares in person at that time, you will be able to do so.
--------------------------------------------------------------------------------

                    MONTGOMERY STREET INCOME SECURITIES, INC.
                        101 CALIFORNIA STREET, SUITE 4100
                         SAN FRANCISCO, CALIFORNIA 94111
                                 (415) 981-8191

                                 PROXY STATEMENT

RECORD DATE: May 13, 1999                             MAILING DATE: May 28, 1999

Introduction

     The Board of Directors of Montgomery Street Income Securities, Inc. (the "Company") is soliciting proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held at the offices of the Company, 101 California Street, Suite 4100, San Francisco, California on Thursday, July 8, 1999 at 10:00 a.m., pacific time. The Board of Directors is also soliciting proxies for use at any adjournment of the Annual Meeting. This Proxy Statement is furnished in connection with that solicitation.

     The Company may solicit proxies by mail, telephone, telegram, and personal interview. In addition, the Company may request personnel of Scudder Kemper Investments, Inc. ("Scudder Kemper" or the "Investment Manager") to assist in the solicitation of proxies by mail, telephone, telegram, and personal interview for no separate compensation. It is anticipated that the Company will request brokers, custodians, nominees, and fiduciaries who are record owners of stock to forward proxy materials to their principals and obtain authorization for the execution of proxies. The Company will pay the cost of soliciting proxies. Upon request, the Company will reimburse the brokers, custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

     You may revoke the enclosed proxy at any time insofar as not yet exercised by the appointed proxies. You may do so by:

o written notice to the Company, c/o State Street Bank and Trust Company, P.O. Box 8200, Boston, MA 02266-8200,
     Attn: Manager, Proxy Department;
o written notice to the Company at the address set forth under the above letterhead;
o    giving a later proxy; or
o    attending the Annual Meeting and voting your shares in person.

     In order to hold the Annual Meeting, a majority of the shares entitled to be voted must have been received by proxy or be present at the Annual Meeting. Proxies that are returned marked to abstain from or withhold voting, as well as proxies returned by brokers or others who have not received voting instructions on some matters and do not have discretion to vote for their clients on those matters ("broker non-votes"), will be counted towards this majority of shares. Withheld votes, abstentions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for proposals

(1) and (2). Abstentions will, and broker non-votes may, have the effect of a "no" vote for proposal (3). Stockholders who hold their shares through a broker or other nominee are urged to forward their voting instructions.

     In the event that sufficient votes in favor of any proposal are not received by July 8, 1999, the persons named as proxies on the enclosed proxy card may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the shares present in person or by proxy at the session of the Annual Meeting to be adjourned. The persons named as proxies on the enclosed proxy card will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the proposal for which further solicitation of proxies is to be made. They will vote against any such adjournment those proxies required to be voted against such proposal. The costs of any such additional solicitation and of any adjourned session will be borne by the Company.

     The record date for determination of stockholders entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or any adjournments thereof, was May 13, 1999 at 5:00 p.m., eastern time (the "Record Date").

     As of the Record Date, there were issued and outstanding 10,282,989 shares of common stock of the Company, constituting all of the Company's then outstanding securities. Each share of common stock is entitled to one vote. As of March 31, 1999, each Director, and all Directors and Officers as a group, beneficially owned shares of the Company's common stock as follows:

                                                                                     Shares
                                                          Position                  Owned^(1)
                                                          --------                  ---------

         James C. Van Horne ......................     Chairman of the Board         2,500
                                                       and Director
         John T. Packard .........................     President                       500
         John C. Atwater .........................     Director                      2,100
         Richard J. Bradshaw^(2) .................     Director                      2,240
         Maryellie K. Moore ......................     Director                      2,360
         Wendell G. Van Auken ....................     Director                     10,440
         All Directors and Officers as a
             group (12 in number)^(3) ............                                  24,440

  -------------------

  (1) The information as to beneficial ownership is based on statements furnished to the Company by each person named. Unless otherwise indicated, each person has sole voting and investment power over the shares reported. As a group, the Directors and Officers owned less than 1/4 of 1% of the shares of the Fund.

  (2) Shared investment and voting power over the shares reported.

  (3) The total for the group includes 18,900 shares held with sole investment and voting power and 5,540 shares held with shared investment and voting power.

     To the best of the Company's knowledge, as of March 31, 1999, no person owned beneficially more than 5% of the Company's outstanding shares.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section  16(a) of the  Securities  Exchange  Act of 1934,  as amended,  and
Section 30(h) of the Investment Company Act of 1940, as amended (the "1940 Act"), as applied to a fund, require the fund's Officers and Directors, Investment Manager, affiliates of the Investment Manager, and persons who beneficially own more than ten percent of a registered class of the fund's outstanding securities ("reporting persons"), to file reports of ownership of the fund's securities and changes in such ownership with the Securities and Exchange Commission (the "SEC") and The New York Stock Exchange. Such persons are required by SEC regulations to furnish the fund with copies of all such filings.

     Based solely upon its review of the copies of such forms received by it and written representations from certain Reporting Persons that no year-end reports were required for those persons, the Fund believes that during the fiscal year ended December 31, 1998, its Reporting Persons complied with all applicable filing requirements.

     The Company provides periodic reports to all stockholders which highlight relevant information, including investment results and a review of portfolio strategy. You may receive an additional copy of the annual report for the fiscal year ended December 31, 1998, without charge, by calling 1-800-552-2556 or writing the Company at 101 California Street, Suite 4100, San Francisco, CA 94111.

PROPOSAL 1 -- ELECTION OF DIRECTORS

     Five Directors are to be elected at the Annual Meeting as the five Directors of the Company. They are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. The persons named on the accompanying proxy card, if granted authority to vote in the election of Directors, intend to vote at the Annual Meeting for the election of the nominees named below as the five Directors of the Company. In the unanticipated event that any nominee for Director cannot be a candidate at the Annual Meeting, the appointed proxies will vote their proxy in favor of the remainder of the nominees and, in addition, in favor of such substitute nominee(s) (if any) as the Board of Directors shall designate. Alternatively, the proxies may vote in favor of a resolution reducing the number of Directors to be elected at the Annual Meeting. Each of the nominees is now a Director of the Company and each was elected to serve as a Director at the 1998 Annual Meeting of Stockholders. All nominees have consented to be nominated and to serve if elected.

Information Concerning Nominees

     The following table sets forth certain information concerning each of the nominees as a Director of the Company.

                                                                                              Year First
                                      Principal Occupation or Employment                      Became a
   Nominee (Age)                and Directorships in Publicly Held Companies                  Director
   -------------                --------------------------------------------                  --------

  John C.               Mr.  Atwater is Managing  Partner of Prime Property  Capital,  Inc.     1994
  Atwater (38)          (real estate  investment firm). He also serves as a Director of SNK
                        Oaks Development, Inc.

  Richard J.            Mr. Bradshaw is currently  Executive Director of Cooley Godward LLP     1991
  Bradshaw (50)         (law  firm).  From  October  1992 to April 1997,  he was  Executive
                        Director of Orrick, Herrington & Sutcliffe (law firm).

  Maryellie K.          Ms. Moore is an  international  shipping  consultant.  From 1989 to     1989
  Moore (63)            1998,  she was a Director of London and Overseas  Freighters,  Ltd.
                        (oil tanker  operator).  Prior to 1989,  she served as Treasurer of
                        Alexander and Baldwin,  Inc.  (shipping  and property  development)
                        and  Matson  Navigation  Company,   Inc.   (containerized   freight
                        service).  She  has  been  a  Trustee  of  the  University  of  San
                        Francisco since 1992.

  Wendell G. Van        Mr.  Van Auken is a General  Partner  of  several  venture  capital     1994
  Auken (54)            funds  affiliated  with Mayfield Fund. He also serves as a Director of Advent Software (portfolio software company).

  James C. Van          Dr. Van Horne is the A.P. Giannini  Professor of Finance,  Graduate     1985
  Horne (63)            School of Business, at Stanford University,  a position he has held from  September  1965 to  August  1975 and from  September  1976 to present.  He also serves as a Director of the Sanwa Bank California and Bailard,  Biehl & Kaiser  International Fund Group, Inc. and as
                        a  Trustee  of  the  Bailard,  Biehl  &  Kaiser  Fund  Group  (both registered investment companies).

Committees of the Board -- Board Meetings

     The Board of Directors, in addition to an Executive Committee, has an Audit Committee and a Nominating Committee.

     In 1998, the Board of Directors held six meetings and the Executive Committee did not meet. Each Director attended at least 75% of the total number of meetings of the Board of Directors and of all committees of the Board on which he or she served in 1998.

Audit Committee

     The Audit Committee held one meeting during 1998. The members of the Audit Committee are Messrs. Van Auken and Bradshaw and Ms. Moore. One of the Audit Committee's responsibilities is to approve the scope of the audit of the books and accounts of the Company to be conducted by its independent auditors, including all services performed, whether audit or non-audit related. Another responsibility is to meet with the independent auditors and receive their reports on audits. The Audit Committee, or one of its members, in carrying out the Audit Committee's responsibilities, is empowered to meet and confer with, or receive the written reports of, Officers and employees of the Company, the custodian of its assets, and the Investment Manager.

Nominating Committee

     The Nominating Committee held one meeting in 1998. The members of this committee are Messrs. Atwater and Van Horne and Ms. Moore. The responsibilities of this committee are to recommend possible candidates to fill vacancies on the Board of Directors, to review the qualifications of candidates recommended by others, to recommend to the Board the slate of Director candidates to be proposed for election by stockholders at the annual meeting, and to recommend to the Board policies and criteria regarding retirement from the Board. The Nominating Committee will consider nominees recommended by stockholders. Those wishing to submit the name of any individual should submit in writing a brief description of the proposed nominee's business experience and other information relevant to the qualifications of the individual to serve as a Director. In order to be considered at the 2000 annual meeting, submission should be made by January 21, 2000.

Officers of the Company

     The following persons are Officers of the Company:

                                                                                         Year First
                                        Present Office with the Company;                 Became an
   Name (Age)                         Principal Occupation or Employment (1)             Officer (2)
   ----------                         --------------------------------------             -----------

Bruce H. Goldfarb (34)         Vice President and Assistant Secretary;  Senior            1998
                               Vice  President  of  Scudder  Kemper;   prior  to
                               February 1997  practiced law with the law firm of
                               Cravath, Swaine & Moore

John R. Hebble (40)            Treasurer;  Senior  Vice  President  of Scudder            1998
                               Kemper

Maureen E. Kane (37)           Vice  President and  Secretary;  Vice President            1999
                               of  Scudder   Kemper   since   December   1997;
                               formerly,  Assistant  Vice  President  of State
                               Street Bank and Trust Company (an  unaffiliated
                               investment   management  firm)  (1997);   prior
                               thereto  Associate  Staff  Attorney of FMR Corp
                               (an  unaffiliated  investment  management firm)
                               (1996-1997);  Associate,  Peabody & Arnold (law
                               firm) (1993-1995).

John T. Packard (65)           President;   Advisory   Managing   Director  of            1988
                               Scudder Kemper

Daniel Pierce (65)             Vice  President;  Managing  Director of Scudder            1988
                               Kemper

Kathryn L. Quirk (46)          Vice   President   and   Assistant   Secretary;            1988
                               Managing Director of Scudder Kemper

Stephen A. Wohler (50)         Vice  President;  Managing  Director of Scudder            1988
                               Kemper

-------------------
(1) Unless otherwise stated, all Officers have been associated with the Investment Manager for more than five years, although not necessarily in the same capacity. All Officers, except Mr. Packard, are also officers or directors of other funds managed by the Investment Manager. All Officers, except Ms. Kane, own securities of the Investment Manager.
(2) All Officers are appointed annually by, and serve at the discretion of, the Board of Directors.

Remuneration of Directors and Officers

     Each Director receives remuneration from the Company for his or her services. The Company does not compensate its Officers or employees, since the Investment Manager makes these individuals available to the Company to serve without compensation from the Company. Remuneration to Directors consists of Directors' fees composed in each case of a quarterly retainer of $2,000 (except the Chairman of the Board, whose quarterly retainer is $6,000) and a fee of $500 for each Board meeting attended and $250 for each committee meeting attended (except the Chairman of the Board who is not compensated for serving on the Nominating Committee) as well as any related expenses. For the fiscal year ended December 31, 1998, total compensation (including reimbursement of expenses) for all Directors as a group was $74,398.

   The Compensation  Table below  provides in tabular form the following  data:

     Column (1) All Directors who receive compensation from the Company. Column (2) Aggregate compensation received by a Director from the Company.
     Column (3) Total compensation received by a Director from the Company, the Investment Manager and from all other funds managed by the Investment Manager. No member of the Board serves as a Director or Trustee for any other fund in the complex of funds managed by the Investment Manager nor does any Director receive any pension or retirement benefits from the Company.

                               Compensation Table
                      for the year ended December 31, 1998
              ------------------------------------------------------------------------
                        (1)                     (2)                    (3)
                                                               Total Compensation
                                             Aggregate         From the Company and
                   Name of Person,         Compensation            Fund Complex
                       Position          from the Company        Paid to Director
              ------------------------------------------------------------------------
              John C. Atwater
              Director                         $10,750                $10,750

              Richard J. Bradshaw
              Director                          10,750                 10,750

              Otto W. Butz*
              Director                           7,578                  7,578

              Maryellie K. Moore
              Director                          10,500                 10,500

              Wendell G. Van Auken
              Director                          10,750                 10,750

              James C. Van Horne
              Chairman                          26,000                 26,000

  -------------------
* In accordance with the Board of Directors' retirement policy, Mr. Butz did not stand for re-election in 1998.

Recommendation and Required Vote

     The Board of Directors recommends a vote FOR election of each of the nominees for Director. Election of the nominees for Director requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Annual Meeting.

PROPOSAL 2 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     At a meeting held on April 9, 1999, a majority of the Directors who were not "interested persons," as defined in the 1940 Act ("Interested Persons") of the Company, selected Ernst & Young LLP as the Company's independent auditors, for the fiscal year ending December 31, 1999, to examine the Company's books and accounts and to certify the Company's financial statements. Under the 1940 Act, this selection must be submitted to the stockholders for ratification or rejection at the Annual Meeting. If the selection of Ernst & Young LLP is not ratified by stockholders, the Board of Directors will consider the selection of another accounting firm.

     It is anticipated that a representative of Ernst & Young LLP will not be present at the Annual Meeting but will be available by conference telephone to respond to appropriate questions. The representative will be given an opportunity to make any desired statement.

Recommendation and Required Vote

     The Board of Directors recommends a vote for the ratification of the selection of Ernst & Young LLP as the Company's independent auditors. The ratification of the selection of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting.

PROPOSAL 3 -- APPROVAL OR DISAPPROVAL OF THE CONTINUANCE OF THE MANAGEMENT
              AND INVESTMENT ADVISORY AGREEMENT BETWEEN THE COMPANY AND SCUDDER KEMPER

     Scudder Kemper, 345 Park Avenue, New York, New York, acts as investment adviser to and manager for the Company pursuant to a Management and Investment Advisory Agreement dated September 7, 1998 (the "Agreement"). The Agreement was approved by a vote of the Board of Directors on July 9, 1998 and of the stockholders on December 11, 1998 in connection with the combination of the businesses of Zurich Insurance Company, the then indirect majority owner of Scudder Kemper, and the financial services businesses of B.A.T Industries p.l.c. The Agreement is effective by its terms until July 31, 1999 and will continue from year to year thereafter provided its continuance is specifically approved at least annually by the vote of a majority of the Directors who are not parties to the Agreement or Interested Persons of the Company or the Investment Manager cast in person at a meeting called for the purpose of voting on such approval, and by the vote of either the Board of Directors or a majority of the Company's outstanding voting securities. The Agreement may be terminated on 60 days' written notice, without penalty, by a majority vote of the Board of Directors, by the vote of a majority of the Company's outstanding voting securities, or by the Investment Manager, and automatically terminates in the event of its assignment.

Services Provided

     The Agreement requires the Investment Manager to provide investment management and advisory services to the Company. It provides that the Investment Manager will provide statistical and research facilities and services, supervise the composition of the Company's portfolio, determine the nature and timing of changes therein and the manner of effectuating such changes and cause the purchase and sale of portfolio securities, subject to control by the Company's Board of Directors. In addition to providing investment management and advisory services, the Investment Manager pays for office space, all necessary office facilities, basic business equipment, supplies, utilities, property casualty insurance, telephone services and the costs of keeping the Company's books and records. The Agreement requires the Investment Manager to arrange, if desired by the Board of Directors of the Company, for officers or employees of the Investment Manager to serve, with or without compensation from the Company, as Officers, Directors or employees of the Company.

     The Agreement provides that the Investment Manager will not be liable for any acts or omissions of any predecessor adviser and neither the Investment Manager nor any director, officer, agent or employee of the Investment Manager will be liable or responsible to the Company or its stockholders except for willful misfeasance, bad faith, gross negligence or reckless disregard of their respective duties or breach of fiduciary duty. The Agreement also provides that the Company will hold the Investment Manager harmless from judgments against it resulting from acts or omissions in the performance of its obligations under the Agreement which are specifically the result of written instructions of the President, any Vice President or a majority of the Board of Directors of the Company. There must, however, be an express finding that such acts or omissions did not constitute willful misfeasance, bad faith, gross negligence or reckless disregard of duties.

Fees and Expenses

     The Agreement provides that the Investment Manager be paid an annual fee, payable monthly, equal to .50 of 1% of the value of the net assets of the Company up to and including $150 million, .45 of 1% of the value of the net assets of the Company over $150 million and up to and including $200 million, and .40 of 1% of the value of the net assets of the Company over $200 million. For purposes of computing the monthly fee, the value of net assets of the Company is determined as of the close of business on the last business day of each month. For the fiscal year ended December 31, 1998 the Company paid the Investment Manager an aggregate fee of $1,009,881.

     The Agreement provides that the Company bear all expenses incurred in the operation of the Company -- except those that the Investment Manager expressly assumes in the Agreement. Such expenses borne by the Company include (a) all costs and expenses incident to: (i) the registration of the Company under the 1940 Act, or (ii) any public offering of shares of the Company, for cash or otherwise, including those costs and expenses relating to the registration of shares under the Securities Act of 1933, as amended (the "Securities Act"), the qualification of shares of the Company under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act, the preliminary and final prospectuses included therein, and any other necessary documents incident to any public offering, the advertising of shares of the Company and the review by the National Association of Securities Dealers, Inc. of any underwriting arrangements; (b) the charges and expenses of any registrar or any custodian appointed by the Company for the safekeeping of its cash, portfolio securities and other property; (c) the charges and expenses of auditors (including the preparation of tax returns); (d) the charges and expenses of any stock transfer, dividend agent or registrar appointed by the Company; (e) broker's commissions chargeable to the Company in connection with portfolio securities transactions to which the Company is a party; (f) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Company to federal, state or other governmental agencies; (g) the cost and expense of engraving or printing stock certificates representing shares of the Company; (h) fees involved in registering and maintaining registrations of the Company and of its shares with the SEC and various states and other jurisdictions; (i) all expenses of stockholders' and Directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semiannual and annual reports to stockholders; (j) fees and travel expenses of Directors of the Company who are not directors, officers or employees of the Investment Manager or its "affiliates" (as defined in the 1940 Act); (k) all fees and expenses incident to any dividend or distribution reinvestment program; (l) charges and expenses of outside legal counsel in connection with matters relating to the Company, including without limitation, legal services rendered in connection with the Company's corporate and financial structure and relations with its stockholders, issuance of Company shares, and registrations and qualifications of securities under federal, state and other laws; (m) association dues; (n) interest payable on Company borrowings; (o) fees and expenses incident to the listing of Company shares on any stock exchange; (p) costs of information obtained from sources other than the Investment Manager or its "affiliates" (as defined in the 1940 Act) relating to the valuation of portfolio securities; and
(q) postage.

Expense Limitations

     The  Agreement  provides  that if expenses of the  Company  (including  the advisory fee but excluding interest, taxes, brokerage commissions and extraordinary expenses) in any fiscal year exceed a specified expense limitation, the Investment Manager will pay the excess to the Company. The specified limitation is 11/2% of the first $30 million of the Company's average net assets plus 1% of the Company's average net assets in excess of $30 million. The Agreement provides that extraordinary expenses, such as litigation expenses and the cost of issuing new shares, are excluded expenses for purposes of the expense limitations described in this paragraph and the immediately succeeding paragraph and that the Investment Manager will not be obligated to pay any amount to the Company during any fiscal year in excess of the amount of the advisory fee for such fiscal year.

     The Agreement also provides for a second expense limitation, relating to the Company's gross income (including gains from the sale of securities without offset for losses, unpaid interest on debt securities in the Company's portfolio, and dividends declared but not paid on equity securities in the Company's portfolio). This limitation provides that if, for any fiscal year, the expenses of the Company described in the preceding paragraph -- less any amount payable by the Investment Manager to the Company on account of the first expense limitation -- exceed 25% of the Company's gross income for the year, the Investment Manager will promptly pay the excess to the Company.

     For the fiscal year ended December 31, 1998, the Company's expenses did not exceed these limitations.

Investment Manager

     The Investment Manager, majority owned by a member of the Zurich Financial Services Group ("Zurich"), is one of the largest and most experienced investment management firms in the United States. Scudder, Stevens & Clark, Inc. ("Scudder") was established in 1919 as a partnership and was restructured as a Delaware corporation in 1985. Scudder launched its first fund in 1928. Zurich Kemper Investments, Inc. ("Kemper") launched its first fund in 1948. On December 31, 1997 the businesses of Scudder and Kemper were combined ("the Scudder-Zurich Transaction"). Since December 31, 1997, Scudder Kemper has served as investment adviser to both Scudder and Kemper funds. As of January 1, 1999, Scudder Kemper had more than $280 billion in assets under management. The principal source of Scudder Kemper's income is professional fees received from providing continuing investment advice. Scudder Kemper provides investment counsel for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

     Founded in 1872, Zurich is a multinational, public corporation organized under the laws of Switzerland. Its home office is located at Mythenquai 2, 8002 Zurich, Switzerland. Historically, Zurich's earnings have resulted from its operations as an insurer as well as from its ownership of its subsidiaries and affiliated companies. Zurich provides an extensive range of insurance and financial products and services and has branch offices and subsidiaries in more than 40 countries throughout the world. Zurich owns approximately 70% of the Investment Manager, with the balance owned by the Investment Manager's officers and employees.

     Scudder Kemper is a Delaware corporation. Rolf Huppi* is the Chairman of the Board and Director, Edmond D. Villani# is the President, Chief Executive Officer and Director, Stephen R. Beckwith# is the Treasurer and Chief Financial Officer, Kathryn L. Quirk# is the General Counsel, Chief Compliance Officer and Secretary, Lynn S. Birdsong# is a Corporate Vice President and Director, Cornelia M. Small# is a Corporate Vice President, Chief Investment Officer and Director, Laurence Cheng* is a Director, Gunther Gose* is a Director and William
H. Bolinder[ is a Director of the Investment Manager. The principal occupation of each of Edmond D. Villani, Stephen R. Beckwith, Kathryn L. Quirk, Lynn S. Birdsong and Cornelia M. Small is serving as a Managing Director of the Investment Manager; the principal occupation of Rolf Huppi is serving as an officer of Zurich; the principal occupation of Laurence Cheng is serving as a senior partner of Capital Z Partners, an investment fund; the principal occupation of Gunther Gose is serving as the Chief Financial Officer of Zurich; the principal occupation of William H. Bolinder is serving as a member of the Group Executive Board of Zurich.

------------------------
*    Mythenquai 2, Zurich, Switzerland
#    345 Park Avenue, New York, New York
[    1400 American Lane, Schaumburg, Illinois

     On September 7, 1998, the businesses of the Zurich Group (including Zurich's 70% interest in Scudder Kemper) and the financial services businesses of B.A.T Industries p.l.c. ("B.A.T") were combined to form a new global insurance and financial services company known as Zurich Financial Services Group. Zurich Financial Services Group is 57% owned by Zurich Allied AG, a listed Swiss holding company, and 43% owned by Allied Zurich p.l.c., a listed U.K. holding company. The home offices of Zurich Financial Services Group and Zurich Allied AG are located at Mythenquai 2, 8002 Zurich, Switzerland, and the home office of Allied Zurich p.l.c. is located at 22 Arlington Street, London, England SW1A 1RW, United Kingdom.

     The outstanding voting securities of the Investment Manager are held of record 36.63% by Zurich Holding Company of America ("ZHCA"), a subsidiary of Zurich; 32.85% by ZKI Holding Corp. ("ZKIH") a subsidiary of Zurich; 20.86% by Stephen R. Beckwith, Lynn S. Birdsong, Kathryn L. Quirk, Cornelia M. Small and Edmond D. Villani in their capacity as representatives (the "Management Representatives") of the Investment Manager's management holders and retiree holders pursuant to a Second Amended and Restated Security Holders Agreement (the "Security Holders Agreement") among the Investment Manager, Zurich, ZHCA, ZKIH, the Management Representatives, the management holders, the retiree holders and Edmond D. Villani, as trustee of Scudder Kemper Investments, Inc. Executive Defined Contribution Plan Trust (the "Trust"); and 9.66% by the Trust. There are no outstanding non-voting securities of the Investment Manager.

     Pursuant to the Security Holders Agreement (which was entered into in connection with the Scudder-Zurich Transaction), the Board of Directors of the Investment Manager consists of four directors designated by ZHCA and ZKIH and three directors designated by the Management Representatives.

     The Security Holders Agreement requires the approval of a majority of the Scudder-designated directors for certain decisions, including changing the name of Scudder Kemper, effecting an initial public offering before April 15, 2005, causing Scudder Kemper to engage substantially in non-investment management and related business, making material acquisitions or divestitures, making material changes in Scudder Kemper's capital structure, dissolving or liquidating Scudder Kemper, or entering into certain affiliated transactions with Zurich. The Security Holders Agreement also provides for various put and call rights with respect to Scudder Kemper stock held by persons who were employees of Scudder at the time of the Scudder-Zurich Transaction, limitations on Zurich's ability to purchase other asset management companies outside of Scudder Kemper, rights of Zurich to repurchase Scudder Kemper stock upon termination of employment of Scudder Kemper personnel, and registration rights for stock held by stockholders of Scudder continuing after the Scudder-Zurich Transaction.

     The following are open- or closed-end funds with investment objectives similar to those of the Company, for whom the Investment Manager provides investment management services:

                                        Total Net Assets
                                             as of                                   Management Compensation
                                         April 30, 1999                         on an Annual Basis Based on the
       Name                              (000 omitted)                         Value of Average Daily Net Assets
       ----                              -------------                         ---------------------------------

AARP Bond Fund for Income                $221,100                0.55 of 1%.*

Kemper Income and Capital                $710,520                0.55  of 1%;  0.52 of 1% on net  assets  in  excess  of $250
Preservation Fund                                                million;  0.50 of 1% on net assets in excess of $1  billion;
                                                                 0.48 of 1%on net assets in excess of $2.5  billion;  0.45 of
                                                                 1% on net assets in excess of $5 billion;  0.43 of 1% on net assets in excess of $7.5  billion;  0.41 of 1% on net assets over  $10  billion;  0.40  of 1% on net  assets  over  $12.5 billion.

Scudder Income Fund                      $791,600                0.65  of  1%;  0.60  of 1% on  net  assets  in
                                                                 excess  of  $200  million;  0.55  of 1% on net
                                                                 assets in excess of $500 million.

Scudder Variable Life Investment         $107,200                0.475 of 1%.
Fund -- Bond Portfolio

------------------------
* Consists of an Individual Fund Fee Rate of 0.28 of 1% plus an Annual Base Fee in proportion to the ratio of the daily net assets of the fund to the daily net assets of all of the funds (the "AARP Funds") in the AARP Investment Program from Scudder (the "Program"). The Annual Base Fee Rate is: 0.35 of 1% on net assets of the Program up to and including $2 billion;
     0.33 of 1% on net assets of the Program in excess of $2 billion up to and including $4 billion; 0.30 of 1% on net assets of the Program in excess of $4 billion up to and including $6 billion; 0.28 of 1% on net assets of the Program in excess of $6 billion up to and including $8 billion; 0.26 of 1% on net assets of the Program in excess of $8 billion up to and including $11 billion; 0.25 of 1% on net assets of the Program in excess of $11 billion up to and including $14 billion; and 0.24 of 1% on net assets of the Program in excess of $14 billion. Until January 31, 2000, the Investment Manager has agreed to waive all or a portion of its management fee and other expenses for the fund to the extent necessary so that the total annualized expenses of the fund do not exceed 0.50% of average daily net assets.

     From time to time, directors, officers and employees of the Investment Manager may have transactions with various banks, including the Company's custodian bank. It is the Investment Manager's opinion that the terms and conditions of those transactions that have occurred were not influenced by existing or potential custodial or other Company relationships.

     The information set forth in this Proxy Statement concerning the Investment Manager and its affiliates has been provided by the Investment Manager.

Investment and Brokerage Discretion

     The Investment Manager has primary responsibility for the selection of brokers and dealers (including futures commission merchants) through which the Company's portfolio transactions are executed, subject to periodic review by the Company's Board of Directors. To the maximum extent feasible, the Investment Manager places orders for portfolio transactions through Scudder Investor Services, Inc. (a corporation registered as a broker/dealer and a subsidiary of the Investment Manager), which in turn will place orders on behalf of the Company with the issuer, underwriters or other brokers and dealers. In selecting brokers and dealers with which to place portfolio transactions for the Company, Scudder Kemper will not consider sales of shares of funds advised by Scudder Kemper, although it may place such transactions with brokers and dealers that sell shares of funds advised by Scudder Kemper. Scudder Investor Services, Inc. receives no commissions, fees or other remuneration from the Company for this service. Allocation of trades will be supervised by the Investment Manager.

Recommendation and Required Vote

     At a meeting held on April 9, 1999, the Board of Directors, including a majority of the Directors who were not Interested Persons of the Company or the Investment Manager, approved the continuance of the Agreement until July 31, 2000 and recommended that the stockholders approve its continuance at the Annual Meeting. Although approval by stockholders of the continuance of the Agreement is not required by the terms of the Agreement or by applicable law, it has been the Company's custom to submit this matter to the stockholders at the Annual Meeting.The Company may discontinue this practice in the future in its discretion.

     In approving the continuance of the Agreement, the Board of Directors, considering the best interests of the stockholders of the Company, took into account a number of factors. Among such factors were: the long-term investment record of the Investment Manager in advising the Company; the experience and research capabilities of the Investment Manager in fixed-income instruments, including mortgage-related securities and private placements; the relatively low expenses and expense ratio of the Company; the Investment Manager's access to quality service providers at reasonable cost due to the size of its assets under management; the quality of the administrative services to the Company; the experience of the Investment Manager in administering other open- and closed-end funds; the availability and responsiveness of the Investment Manager and its attention to internal controls and procedures; the extent and quality of information provided to the Board of Directors and stockholders; the continuity in the Company's investment and administrative personnel; the financial resources of the Investment Manager and its ability to retain capable personnel; the Investment Manager's financial condition, profitability and assets under management; possible indirect benefits to the Investment Manager from serving as adviser of the Company; and the effects of the Scudder-Zurich Transaction and the combination between the Zurich Group and B.A.T.

     In reviewing the continuance of the Agreement, the Board of Directors reviewed, among other information, extensive written and oral reports and compilations from the Investment Manager, including comparative data from independent sources as to investment performance, advisory fees and other expenses. The Board of Directors also received a separate written and oral report from Gifford Fong Associates, an independent investment consultant engaged by the Board of Directors specializing in quantitative fixed-income investment analysis.

     Approval by stockholders requires the affirmative vote of the holders of a majority of the Company's outstanding shares. In this context, "majority" means the lesser of two votes: (1) 67% of the Company's outstanding shares present at a meeting if the holders of more than 50% of the outstanding shares are present in person or by proxy, or (2) more than 50% of all of the Company's outstanding shares. If continuance of the Agreement is approved at the Annual Meeting, the Agreement will continue until annual review of the question of continuance by the Board or the stockholders in 2000. If continuance is not approved at the Annual Meeting, the Board of Directors will make such arrangements for the management of the Company, including continuance of the Agreement, as it believes appropriate and in the best interests of the Company.

STOCKHOLDER PROPOSALS FOR 2000 PROXY STATEMENT

     Stockholders wishing to submit proposals for inclusion in a proxy statement for the 2000 meeting of stockholders of the Fund, should send their written proposals to the Fund, at 101 California Street, Suite 4100, San Francisco, California 94111, by January 21, 2000. The timely submission of a proposal does not guarantee its inclusion.

     The Fund may exercise discretionary voting authority with respect to stockholder proposals for the 2000 meeting of stockholders which are not included in the proxy statement and form of proxy, if notice of such proposals is not received by the Fund at the above address on or before April 6, 2000. Even if timely notice is received, the Fund may exercise discretionary voting authority in certain other circumstances. Discretionary voting authority is the ability to vote proxies that stockholders have executed and returned to the Fund on matters not specifically reflected on the form of proxy.

OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement. The appointed proxies will vote on any other business that comes before the Annual Meeting or any adjournments thereof in accordance with their best judgment.

     Please complete and sign the enclosed proxy card and return it in the envelope provided so that the Annual Meeting may be held and action may be taken on the matters described in this Proxy Statement with the greatest possible number of shares participating. This will not preclude your voting in person if you attend the Annual Meeting.

                                                      Maureen E. Kane
May 28, 1999                                                Secretary

PROXY                        MONTGOMERY STREET INCOME SECURITIES, INC.                          PROXY
                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       Annual Meeting of Stockholders -- July 8, 1999

   The undersigned  hereby appoints Bruce H. Goldfarb,  John T. Packard and John R. Hebble,  each with the power of substitution,  as proxies for the  undersigned,  to vote all shares of Montgomery  Street Income  Securities,  Inc.
(the  "Company")  which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 101 California Street, Suite 4100, San Francisco,  California,  on Thursday,
July 8, 1999 at 10:00 a.m., pacific time, and at any adjournments thereof.

Unless otherwise specified in the squares provided, the undersigned's vote will be cast FOR Proposals 1, 2 and 3.

1.   The election of five Directors.

     Nominees: J.C. Atwater, R.J. Bradshaw, M.K. Moore, W.G. Van Auken, J.C. Van Horne

FOR ALL NOMINEES                                      /   /            WITHHELD FROM ALL NOMINEES       /   /
/   /
        -----------------------------------------
        For all nominees except as noted above

2.   Ratification of the selection of Ernst & Young LLP as the Company's            FOR /   /   AGAINST /   /  ABSTAIN /   /
     independent auditors.

3.   Approval of the continuance of the Management and Investment Advisory          FOR /   /   AGAINST /   /  ABSTAIN /   /
     Agreement between the Company and Scudder Kemper.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.


                                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                              CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                        NO POSTAGE IS REQUIRED.

                                                                Please sign exactly as your name or names appear hereon.
                                                                When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.


                                                                Signature......................Date.............................


                                                                Signature......................Date.............................